                                                                   EXHIBIT 8.1

                               HALE AND DORR LLP
                      C O U N S E L O R S  A T  L A W

                                  HALEDORR.COM
                       60 STATE STREET o BOSTON, MA 02109
                         617-526-6000 o FAX 617-526-5000

                                                    January 14, 2004

Bookham Technology plc
90 Milton Park
Abington
Oxfordshire OX14 4RY
England

   Re: Merger pursuant to Agreement and Plan of Merger among BOOKHAM TECHNOLOGY PLC, BUDAPEST ACQUISITION CORP. AND NEW FOCUS, INC.

Ladies and Gentlemen:

         This opinion is being delivered to you in connection with the filing of a registration statement (the "Registration Statement") on Form F-4, which includes the Proxy Statement and Prospectus relating to the Agreement and Plan of Merger dated as of September 21, 2003 (the "Agreement") by and among Bookham Technology plc, a public limited company incorporated under the laws of England and Wales ("Parent"), Budapest Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Parent ("Transitory Subsidiary"), and New Focus, Inc., a Delaware corporation ("Company"). Pursuant to the Merger Agreement, Transitory Subsidiary will merge with and into Company (the "Merger"). Except as otherwise provided, capitalized terms not defined herein have the meanings set forth in the Agreement and the exhibits thereto or in the letters delivered to Hale and Dorr LLP by Parent and Company containing certain representations of Parent and Company relevant to this opinion (the "Representation Letters"). All section references, unless otherwise indicated, are to the United States Internal Revenue Code of 1986, as amended (the "Code").

         In our capacity as counsel to Parent in the Merger, and for purposes of rendering this opinion, we have examined and relied upon the factual matters set forth in the Registration Statement, the Agreement and the schedules and exhibits thereto, the Representation Letters, and such other documents as we considered relevant to our analysis. In our examination of documents, we have assumed the authenticity of original documents, the accuracy of copies, the genuineness of signatures, and the legal capacity of signatories.

         We have assumed that all parties to the Agreement and to any other documents examined by us have acted, and will act, in accordance with the terms of such Agreement and documents and that the Merger will be consummated at the Effective Time pursuant to the terms and conditions set forth in the Agreement without the waiver or modification of any such terms and conditions. Furthermore, we have assumed that all representations contained in the Agreement, as well as those representations contained in the Representation Letters, are, and at the Effective Time will be, true and complete in all material respects, and that any representation made in any of the documents referred to herein "to the best of the knowledge and belief" (or similar qualification) of any person or party is, and at the Effective Time will be, correct without such qualification. We have also assumed that as to all matters for which a person or entity has represented that such person or entity is not a party to, does not have, or is not aware of, any plan, intention, understanding, or agreement, there is no such plan, intention, understanding, or agreement. We have not attempted to verify independently such representations, but in the course of our representation, nothing has come to our attention that would cause us to question the accuracy thereof.

         The conclusions expressed herein represent our judgment as to the proper treatment of certain aspects of the Merger and the ownership of Parent ADSs or Parent Ordinary Shares under the income tax laws of the United States based upon the Code, Treasury Regulations, case law, and rulings and other pronouncements of the Internal Revenue Service (the "IRS") as in effect on the date of this opinion. No assurances can be given that such laws will not be amended or otherwise changed prior to the Effective Time, or at any other time, or that such changes will not affect the conclusions expressed herein. Nevertheless, we undertake no responsibility to advise you of any developments after the Effective Time in the application or interpretation of the income tax laws of the United States.

         Our opinion represents our best judgment of how a court would decide if presented with the issues addressed herein and is not binding upon either the IRS or any court. Thus, no assurances can be given that a position taken in reliance on our opinion will not be challenged by the IRS or rejected by a court.

         This opinion addresses only certain United States federal income tax aspects of the Merger and the ownership of Parent ADSs or Parent Ordinary Shares, and does not address any other federal, state, local, or foreign income, estate, gift, transfer, sales, use, or other tax consequences that may result from the Merger, the ownership of the Parent ADSs or Parent Ordinary Shares or any other transaction (including any transaction undertaken in connection with the Merger). Without limiting the generality of the foregoing, we express no opinion regarding the tax consequences: (i) to shareholders of Company that are subject to special tax rules, (ii) arising in connection with the ownership of options or warrants for Company stock, or (iii) in relation to the survival or availability of the tax attributes and elections of Company.

         On the basis of, and subject to, the foregoing, and in reliance upon the representations and assumptions described above, (a) we are of the opinion that for United States federal income tax purposes, the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code,
(b) the statements of law and legal conclusions regarding the United States federal income tax consequences set forth in the section entitled "THE MERGER--Material Tax Consequences - U.S. Federal Income Tax Consequences of the Merger" in the Registration Statement, subject to the limitations, qualifications and assumptions set forth therein, constitute our opinion as to such tax consequences, and (c) the statements of law and legal conclusions regarding the United States federal income tax consequences set forth in the section entitled "THE MERGER--Material Tax Consequences - U.S. Federal Income Tax Consequences of Owning Bookham ADSs and Bookham Ordinary Shares" in the Registration Statement, subject to the limitations, qualifications and assumptions set forth therein, constitute our opinion as to such tax consequences.

         In rendering this opinion, we have assumed that Wilson Sonsini Goodrich & Rosati, Professional Corporation has delivered, and has not withdrawn, an opinion that is substantially similar to this one. No opinion is expressed as to any federal income tax consequence of the Merger or the ownership of Parent ADSs or Parent Ordinary Shares except as specifically set forth herein, and this opinion may not be relied upon except with respect to the consequences specifically discussed herein.

         This opinion is intended solely for the purpose of inclusion as an exhibit to the Registration Statement. It may not be relied upon for any other purpose and may not be made available to any other person or entity without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the use of our name in the Registration Statement in connection with references to this opinion and the tax consequences of the Merger. In giving this consent, however, we do not hereby concede that we are experts within the meaning of the Securities Act of 1933, as amended, or the rules and regulations thereunder, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                Very truly yours,

                                /s/ HALE AND DORR LLP

                                HALE AND DORR LLP